Exhibit 99.1

FOR IMMEDIATE RELEASE

HALLMARK ANNOUNCES THIRD QUARTER 2021 RESULTS

DALLAS, Texas, (November 15, 2021) - Hallmark Financial Services, Inc. (“Hallmark”) (NASDAQ: HALL) today announced financial results for the third quarter and nine months ended September 30, 2021.

Highlights:

•

Pre-tax income was $4.4 million for the three months ended September 30, 2021, as compared to pre-tax loss of $37.8 million reported during the same period in 2020.  Pre-tax income was $14.6 million for the nine months ended September 30, 2021, as compared to a pre-tax loss of $102.5 million for the same period the prior year.

•

Net income was $3.4 million, or $0.19 per diluted share, in the third quarter of 2021 as compared to net loss of $28.4 million, or $1.56 per diluted share, for the same period of 2020.  Year-to-date net income was $11.6 million, or $0.64 per diluted share, as compared to a net loss of $86.5 million, or $4.77 per diluted share, for the same period of 2020.

•	Net combined ratio was 95.9% and 99.6% for the three and nine months ended September 30, 2021, compared to 132.7% and 109.4% for the same periods the prior year.

•

Gross premiums written for the nine months ended September 30, 2021 decreased 14% compared to the same period of the prior year. Excluding premiums from the exited binding primary commercial auto business, gross premiums written for the nine months ended September 30, 2021 would have decreased 10% compared to the same period of the prior year.  (See “Non-GAAP” Financial Measures below).

•

Net premiums written for the nine months ended September 30, 2021 decreased 21% compared to the same period of the prior year. Excluding premiums from the exited binding primary commercial auto business, gross premiums written for the nine months ended September 30, 2021 would have decreased 15% compared to the same period of the prior year.  (See “Non-GAAP” Financial Measures below).

•

Net catastrophe losses were $2.8 million in the third quarter of 2021, or 3.0 points of the net combined ratio as compared to $9.6 million, or 8.2 points of the net combined ratio for the same period the prior year. Net catastrophe losses were $12.4 million for the first nine months of 2021, or 4.2 points of the net combined ratio as compared to $22.2 million, or 6.1 points of the net combined ratio for the same period the prior year.

•

Net investment gain was $9.1 million for year to date 2021, which included $3.8 million of unrealized gains on equity securities, as compared to net investment loss of $27.9 million, which included $31.8 million of unrealized losses on equity and other investment securities, during the same period the prior year.

Third Quarter and Year-to-Date 2021 Financial Review

	Third Quarter			Year-to-Date
		*As Revised			*As Revised
($ in thousands)	2021	2020	% Change	2021	2020	% Change
Gross premiums written	$169,104	$196,464	-14%	$501,838	$581,697	-14%
Net premiums written	$90,964	$113,056	-20%	$269,947	$342,430	-21%
Net premiums earned	$94,347	$116,720	-19%	$292,783	$362,017	-19%
Investment income, net of expenses	$2,213	$2,660	-17%	$7,576	$10,314	-27%
Other-than-temporary impairment (1)	$—	$(1,692)	nm	$—	$(1,692)	nm
Net income (loss)	$3,445	$(28,388)	112%	$11,571	$(86,541)	113%
Operating income (loss) (2)	$3,866	$(10,750)	136%	$4,365	$(1,635)	367%
Net income (loss) per share - basic	$0.19	$(1.56)	112%	$0.64	$(4.77)	113%
Net income (loss) per share - diluted	$0.19	$(1.56)	112%	$0.64	$(4.77)	113%
Operating income (loss) per share - diluted (2)	$0.21	$(0.59)	136%	$0.24	$(0.09)	367%
Book value per share	$9.78	$9.66	1.3%

*     All prior period amounts have been adjusted to reflect the correction of an immaterial error relating to certain reinsurance treaties and other items related to prior periods.

(1)	Other-than-temporary impairment is included in investment gains (losses), net

(2)	See “Non-GAAP Financial Measures” below

Gross Premiums Written

Gross premiums written were $169.1 million and $501.8 million during the three and nine months ended September 30, 2021, representing a decrease of 14% and 14%, from the $196.5 million and $581.7 million in gross premiums written for the same periods in 2020.

Net Premiums Written

Net premiums written were $91.0 million and $269.9 million during the three and nine months ended September 30, 2021, representing a decrease of 20% and 21%, from the $113.1 million and $342.4 million in net premiums written for the same periods in 2020.

Net Premiums Earned

Net premiums earned were $94.3 million and $292.8 million for the three and nine months ended September 30, 2021, representing a decrease of 19% and 19%, from the $116.7 million and $362.0 million in net premiums earned for the same periods in 2020.

Investments

Net investment income was $2.2 million and $7.6 million during the three and nine months ended September 30, 2021, as compared to $2.7 million and $10.3 million during the same periods in 2020.  The decline in net investment income was primarily due to lower interest rates compared to the same periods during 2020 and an increase in the proportion of cash and short-term investments held relative to longer maturity investments.

Net investment loss was $0.5 million for the three months and net gain of $9.1 million for the nine months ended September 30, 2021, as compared to net investment losses of $.6 million and $27.9 million, for the same periods in 2020.

Fixed-income securities were $317.9 million as of September 30, 2021, with a tax equivalent book yield of 2.4% compared to 2.7% as of September 30, 2020.  As of September 30, 2021, the fixed-income portfolio had an average modified duration of 0.7 years and 76% of the securities had remaining time to maturity of five years or less. As of September 30, 2021, 12% of the total investment portfolio was invested in equity securities.

Total investments were $363.3 million as of September 30, 2021.  Cash and cash equivalents, including restricted cash were $329.6 million. Total investments, cash and cash equivalents, and restricted cash were $692.9 million or $38.13 per share.

Pre-Tax Income (Loss)

Pre-tax income was $4.4 million for the three months ended September 30, 2021, as compared to pre-tax loss of $37.8 million reported during the same period in 2020.  Pre-tax income was $14.6 million for the nine months ended September 30, 2021, as compared to a pre-tax loss of $102.5 million for the same period the prior year. The improvement in pre-tax results for the nine months ended September 30, 2021 as compared to the same period the prior year was primarily due to the absence of $46.0 million of impairment charges to goodwill and indefinite-lived intangible assets taken during the first quarter of 2020, a $98.6 million decrease in losses and LAE and a $6.9 million decrease in operating expenses and a $1.4 million decrease in amortization of intangible assets, partially offset by decreased revenue. The impairment charges during the first quarter of 2020 resulted from our determination that a significant decline in market capitalization below stockholders’ equity indicated the impairment of the goodwill and indefinite-lived intangible assets included in our balance sheet.

Loss and Loss Adjustment Expenses (“LAE”) and Net Combined Ratios

Losses and LAE for the three and nine months ended September 30, 2021 decreased $58.8 million and $98.6 million, as compared to the same periods during 2020, primarily due to improved prior year net loss reserve development, lower net catastrophe losses and lower net premiums earned, partially offset by increases in current accident year non-catastrophe net loss trends. There was $1.5 million and $2.6 million of net unfavorable prior year loss reserve development during the three and nine months ended September 30, 2021 as compared to net unfavorable prior year loss reserve development of $13.9 million and $33.3 million during the same periods in 2020.  Net catastrophe losses were $2.8 million and $12.4 million during the three and nine months ended September 30, 2021 as compared to $9.6 million and $22.2 million, during the same periods of 2020.

The net loss ratio was 67.5% and 71.6% for the three and nine months ended September 30, 2021, as compared to 105.0% and 85.2% reported during the same periods in 2020.  Catastrophe losses contributed 3.0 points and 4.2 points to the net loss ratio for the three and nine months ended September 30, 2021, as compared to 8.2 points and 6.1 points for the same periods during 2020.  Net unfavorable prior year loss reserve development contributed 1.6 points and 0.9 points to the net loss ratio for the three and nine months ended September 30, 2021, as compared to 12.0 points and 9.2 points for the same periods during 2020.

The expense ratio was 28.4% and 28.0% for the three and nine months ended September 30, 2021, as compared to 27.7% and 24.2% during the same periods in 2020.  The Company reported net combined ratios of 95.9% and 99.6% for the three and nine months ended September 30, 2021, as compared to 132.7% and 109.4% for the same periods during 2020.

Net Income (Loss)

Net income was $3.4 million and $11.6 million for the three and nine months ended September 30, 2021, as compared to net losses of $28.4 million and $86.5 million for the same periods during 2020.

On a diluted basis per share, net income was $0.19 per share and $0.64 per share for the three and nine months ended September 30, 2021, as compared to net loss of $1.56 per share and $4.77 per share for the same periods in 2020.

Book Value Per Share

Book value per share increased 6% to $9.78 per share as of September 30, 2021 as compared to $9.24 per share as of December 31, 2020.

Non-GAAP Financial Measures

The Company’s financial statements are prepared in accordance with United States generally accepted accounting principles (“GAAP”).  However, the Company also presents and discusses certain non-GAAP financial measures that it believes are useful to investors as measures of operating performance. Management may also use such non-GAAP financial measures in evaluating the effectiveness of business strategies and for planning and budgeting purposes. However, these non-GAAP financial measures should not be viewed as an alternative or substitute for the results reflected in the Company’s GAAP financial statements. In addition, the Company’s definitions of these items may not be comparable to the definitions used by other companies.

Operating loss and operating loss per share are calculated by excluding net investment gains and losses and impairment of goodwill and other intangible assets (“Impairments”) from GAAP net income. The Impairments are unusual and infrequent charges for the Company. Management believes that operating earnings and operating earnings per share provide useful information to investors about the performance of and underlying trends in the Company’s core insurance operations. Net income and net income per share are the GAAP measures that are most directly comparable to operating earnings and operating earnings per share. A reconciliation of operating earnings and operating earnings per share to the most comparable GAAP financial measures is presented below.

				Weighted
	Income (Loss)	Less Tax	Net	Average	Diluted
($ in thousands)	Before Tax	Effect	After Tax	Shares Diluted	Per Share
Third Quarter 2021
Reported GAAP measures	$4,391	$946	$3,445	18,172	$0.19
Excluded investment (gains)/losses	$533	$112	$421	18,172	$0.02
Operating income	$4,924	$1,058	$3,866	18,172	$0.21

Third Quarter 2020 (*As Revised)
Reported GAAP measures	$(37,792)	$(9,404)	$(28,388)	18,142	$(1.56)
Excluded loss portfolio transfer cost included in Losses and LAE	$21,700	$4,557	$17,143	18,142	$0.94
Excluded investment (gains)/losses	$627	$132	$495	18,142	$0.03
Operating loss	$(15,465)	$(4,715)	$(10,750)	18,142	$(0.59)

Year-to-Date 2021
Reported GAAP measures	$14,608	$3,037	$11,571	18,162	$0.64
Excluded investment (gains)/losses	$(9,122)	$(1,916)	$(7,206)	18,162	$(0.40)
Operating income	$5,486	$1,121	$4,365	18,162	$0.24

Year-to-Date 2020 (*As Revised)
Reported GAAP measures	$(102,484)	$(15,943)	$(86,541)	18,136	$(4.77)
Excluded impairment of goodwill and other intangibles	$45,996	$273	$45,723	18,136	$2.52
Excluded loss portfolio transfer cost included in Losses and LAE	$21,700	$4,557	$17,143	18,136	$0.95
Excluded investment (gains)/losses	$27,899	$5,859	$22,040	18,136	$1.22
Operating loss	$(6,889)	$(5,254)	$(1,635)	18,136	$(0.09)

*     All prior period amounts have been adjusted to reflect the correction of an immaterial error relating to certain reinsurance treaties and other items related to prior periods.

In February 2020, Hallmark made the strategic decision to exit the contract binding line of the primary automobile business as a result of increasing claim severity and limited opportunity for meaningful rate increases. At that time, the Company began the process of non-renewing policies and placing in-force policies in runoff in accordance with state regulatory guidelines. Management believes that presenting gross and net premiums written excluding the contract binding line of the primary automobile business provides useful information to investors about the impact of this decision.   A reconciliation of year-to-date GAAP gross and net premiums written to gross and net premiums written excluding the contract binding line of the primary automobile business is presented below.

	YTD Gross Written Premium			YTD Net Written Premium
($ in thousands)	2021	2020	% Change	2021	2020	% Change
Reported written premium	$501,838	$581,697	-14%	$269,947	$342,430	-21%
Less primary binding commercial auto	$218	$24,798	-99%	$48	$23,250	-100%
Written premium excluding primary binding commercial auto	$501,620	$556,899	-10%	$269,899	$319,180	-15%

About Hallmark

Hallmark is a specialty property and casualty insurance holding company with a diversified portfolio of insurance products written on a national platform. With six insurance subsidiaries, Hallmark markets, underwrites and services commercial and personal insurance in select markets. Hallmark is headquartered in Dallas, Texas and its common stock is listed on NASDAQ under the symbol "HALL."

Forward-looking statements in this release are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that actual results may differ materially from such forward-looking statements. Forward-looking statements involve risks and uncertainties including, but not limited to, continued acceptance of the Company’s products and services in the marketplace, competitive factors, interest rate trends, general economic conditions, the availability of financing, underwriting loss experience and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

For further information, please contact:

Chris Kenney

Chief Financial Officer

817.348.1600

www.hallmarkgrp.com

Hallmark Financial Services, Inc. and Subsidiaries

Consolidated Balance Sheets

	Sep. 30	Dec. 31
($ in thousands, except par value)	2021	2020
	(unaudited)	* As Revised
ASSETS
Investments:
Debt securities, available-for-sale, at fair value (amortized cost: $315,029 in 2021 and $502,167 in 2020)	$317,916	$507,279
Equity securities (cost: $39,129 in 2021 and $26,988 in 2020)	45,362	29,388
Total investments	363,278	536,667
Cash and cash equivalents	325,833	102,580
Restricted cash	3,793	5,728
Ceded unearned premiums	145,858	143,446
Premiums receivable	85,177	120,332
Accounts receivable	6,595	5,967
Receivable for securities	5,613	913
Reinsurance recoverable	515,088	497,846
Deferred policy acquisition costs	10,494	17,840
Intangible assets, net	944	1,322
Federal income tax recoverable	17,347	24,691
Deferred federal income taxes, net	9,326	8,724
Prepaid expenses	4,683	2,648
Other assets	26,179	28,013
Total Assets	$1,520,208	$1,496,717
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Senior unsecured notes due 2029 (less unamortized debt issuance costs of $770 in 2021 and $844 in 2020)	$49,230	$49,156
Subordinated debt securities (less unamortized debt issuance costs of $757 in 2021 and $795 in 2020)	55,946	55,907
Reserves for unpaid losses and loss adjustment expenses	815,381	789,768
Unearned premiums	300,383	320,806
Reinsurance payable	71,183	61,100
Pension liability	1,530	1,859
Payable for securities	1,047	—
Accounts payable and other accrued expenses	47,728	50,415
Total Liabilities	1,342,428	1,329,011
Commitments and contingencies
Stockholders’ equity:
Common stock, $.18 par value, authorized 33,333,333 shares; issued 20,872,831 shares in 2021 and 2020	3,757	3,757
Additional paid-in capital	122,773	122,893
Retained earnings	77,270	65,699
Accumulated other comprehensive income	(1,272)	383
Treasury stock (2,700,364 shares in 2021 and 2,730,673 shares in 2020), at cost	(24,748)	(25,026)
Total Stockholders Equity	177,780	167,706
Total Liabilities & Stockholders Equity	$1,520,208	$1,496,717

*     All prior period amounts have been adjusted to reflect the correction of an immaterial error relating to certain reinsurance treaties and other items related to prior periods.

Hallmark Financial Services, Inc. and Subsidiaries

Consolidated Statements of Operations

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
		*As Revised		*As Revised
($ in thousands, except per share amounts, unaudited)	2021	2020	2021	2020
Gross premiums written	$169,104	$196,464	$501,838	$581,697
Ceded premiums written	(78,140)	(83,408)	(231,891)	(239,267)
Net premiums written	90,964	113,056	269,947	342,430
Change in unearned premiums	3,383	3,664	22,836	19,587
Net premiums earned	94,347	116,720	292,783	362,017

Investment income, net of expenses	2,213	2,660	7,576	10,314
Investment (losses) gains, net	(533)	(627)	9,122	(27,899)
Finance charges	1,076	1,316	3,318	4,488
Commission and fees	232	209	742	793
Other income	15	15	50	48
Total revenues	97,350	120,293	313,591	349,761

Losses and loss adjustment expenses	63,706	122,555	209,674	308,278
Operating expenses	27,882	33,640	85,188	92,059
Interest expense	1,245	1,273	3,743	4,061
Impairment of goodwill and other intangible assets	0	0	0	45,996
Amortization of intangible assets	126	617	378	1,851
Total expenses	92,959	158,085	298,983	452,245

Income (loss) before tax	4,391	(37,792)	14,608	(102,484)
Income tax expense (benefit)	946	(9,404)	3,037	(15,943)
Net (loss) income	$3,445	$(28,388)	$11,571	$(86,541)

Net (loss) income per share:
Basic	$0.19	$(1.56)	$0.64	$(4.77)
Diluted	$0.19	$(1.56)	$0.64	$(4.77)

*    All prior period amounts have been adjusted to reflect the correction of an immaterial error relating to certain reinsurance treaties and other items related to prior periods.

Hallmark Financial Services, Inc. and Subsidiaries

Consolidated Segment Data

Three Months Ended Sep. 30

	Specialty Commercial Segment		Standard Commercial Segment		Personal Segment		Corporate		Consolidated
		* As Revised								* As Revised
($ in thousands, unaudited)	2021	2020	2021	2020	2021	2020	2021	2020	2021	2020
Gross premiums written	$126,716	$150,016	$24,935	$24,726	$17,453	$21,722	$—	$—	$169,104	$196,464
Ceded premiums written	(69,424)	(72,977)	(8,644)	(7,270)	(72)	(3,161)	—	—	(78,140)	(83,408)
Net premiums written	57,292	77,039	16,291	17,456	17,381	18,561	—	—	90,964	113,056
Change in unearned premiums	2,623	3,979	1,177	(744)	(417)	429	—	—	3,383	3,664
Net premiums earned	59,915	81,018	17,468	16,712	16,964	18,990	—	—	94,347	116,720

Total revenues	62,493	83,749	18,156	17,398	18,316	20,513	(1,616)	(1,367)	97,349	120,293

Losses and loss adjustment expenses	36,560	92,625	10,411	14,683	16,735	15,247	—	—	63,706	122,555

Pre-tax income (loss)	12,620	(27,237)	1,957	(1,672)	(3,887)	(2,065)	(6,299)	(6,818)	4,391	(37,792)

Net loss ratio (1)	61.0%	114.3%	59.6%	87.9%	98.7%	80.3%			67.5%	105.0%
Net expense ratio (1)	22.0%	22.2%	32.9%	26.1%	26.1%	32.0%			28.4%	27.7%
Net combined ratio (1)	83.0%	136.5%	92.5%	114.0%	124.8%	112.3%			95.9%	132.7%

Net (Unfavorable) Favorable Prior Year Development	(1,305)	(11,493)	993	(1,431)	(1,197)	(987)			(1,509)	(13,911)

(1)	The net loss ratio is calculated as incurred losses and loss adjustment expenses divided by net premiums earned, each determined in accordance with GAAP. The net expense ratio is calculated as total underwriting expenses offset by agency fee income divided by net premiums earned, each determined in accordance with GAAP. The net combined ratio is calculated as the sum of the net loss ratio and the net expense ratio.

*     All prior period amounts have been adjusted to reflect the correction of an immaterial error relating to certain reinsurance treaties and other items related to prior periods.

Hallmark Financial Services, Inc. and Subsidiaries

Consolidated Segment Data

Nine Months Ended Sep. 30

	Specialty Commercial Segment		Standard Commercial Segment		Personal Segment		Corporate		Consolidated
		* As Revised								* As Revised
($ in thousands, unaudited)	2021	2020	2021	2020	2021	2020	2021	2020	2021	2020
Gross premiums written	$366,896	$438,113	$82,382	$74,944	$52,560	$68,640	$—	$—	$501,838	$581,697
Ceded premiums written	(202,433)	(207,699)	(29,224)	(21,770)	(234)	(9,798)	—	—	(231,891)	(239,267)
Net premiums written	164,463	230,414	53,158	53,174	52,326	58,842	—	—	269,947	342,430
Change in unearned premiums	24,985	21,681	(2,077)	(3,643)	(72)	1,549	—	—	22,836	19,587
Net premiums earned	189,448	252,095	51,081	49,531	52,254	60,391	—	—	292,783	362,017

Total revenues	196,982	262,761	53,084	52,130	56,390	65,300	7,134	(30,430)	313,590	349,761

Losses and loss adjustment expenses	125,655	220,215	36,640	37,313	47,379	50,750	—	—	209,674	308,278

Pre-tax income (loss)	28,816	(5,752)	347	(154)	(8,275)	(5,836)	(6,280)	(90,742)	14,608	(102,484)

Net loss ratio (1)	66.3%	87.4%	71.7%	75.3%	90.7%	84.0%			71.6%	85.2%
Net expense ratio (1)	23.4%	19.3%	32.1%	30.6%	27.9%	27.0%			28.0%	24.2%
Net combined ratio (1)	89.7%	106.7%	103.8%	105.9%	118.6%	111.0%			99.6%	109.4%

Net (Unfavorable) Favorable Prior Year Development	(533)	(23,961)	2,336	(2,350)	(4,356)	(6,948)			(2,553)	(33,259)

(1)

The net loss ratio is calculated as incurred losses and loss adjustment expenses divided by net premiums earned, each determined in accordance with GAAP. The net expense ratio is calculated as total underwriting expenses offset by agency fee income divided by net premiums earned, each determined in accordance with GAAP. The net combined ratio is calculated as the sum of the net loss ratio and the net expense ratio.

*	All prior period amounts have been adjusted to reflect the correction of an immaterial error relating to certain reinsurance treaties and other items related to prior periods.